Exhibit 21.1
Exterran Corporation and Subsidiaries
Company Listing as of December 31, 2019

Company	Ownership	Incorporation
EES Finance Corp.	Wholly owned	United States
EESLP LP LLC	Wholly owned	United States
Enterra B.V.	Wholly owned	Netherlands
Enterra Compression Investment LLC	Wholly owned	United States
Excel Energy Services Limited	Wholly owned	Nigeria
EXH Cayman Ltd.	Wholly owned	Cayman Islands
Exterran (Beijing) Energy Equipment Company Ltd.	Wholly owned	China
Exterran (Thailand) Ltd.	Wholly owned	Thailand
Exterran 0039, Inc.	Wholly owned	United States
Exterran Argentina S.r.l.	Wholly owned	Argentina
Exterran Bahrain S.P.C.	Wholly owned	Bahrain
Exterran Bolivia S.r.l.	Wholly owned	Bolivia
Exterran Capital Services International, C.V.	Wholly owned	Netherlands
Exterran Cayman GP Holdings LLC	Wholly owned	United States
Exterran Corporation	Parent	United States
Exterran Eastern Hemisphere F.Z.E.	Wholly owned	UAE Dubai
Exterran Eastern Hemisphere Holdings LLC	Wholly owned	United States
Exterran Egypt LLC	Wholly owned	Egypt
Exterran Egypt Oil & Gas Services LLC	Wholly owned	Egypt
Exterran Energy de Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
Exterran Energy F.Z.E.	Wholly owned	UAE Sharjah
Exterran Energy Malaysia SDN. BHD.	Wholly owned	Malaysia
Exterran Energy Solutions Compania Limitada	Wholly owned	Chile
Exterran Energy Solutions India Private Limited	Wholly owned	India
Exterran Energy Solutions, L.P.	Wholly owned	United States
Exterran General Holdings LLC	Wholly owned	United States
Exterran Gulf Operations LLC	49% owned	UAE Sharjah
Exterran Holding Company NL B.V.	Wholly owned	Netherlands
Exterran International Holdings C.V.	Wholly owned	Netherlands
Exterran International Holdings GP LLC	Wholly owned	United States
Exterran International Holdings LLC	Wholly owned	United States
Exterran International SA	Wholly owned	Switzerland
Exterran Italy B.V.	Wholly owned	Netherlands
Exterran Italy Holdings B.V.	Wholly owned	Netherlands
Exterran Kazakhstan LLP	Wholly owned	Kazakhstan
Exterran Middle East LLC	Wholly owned	Oman
Exterran Nigeria Limited	Wholly owned	Nigeria
Exterran Offshore Pte. Ltd.	Wholly owned	Singapore
Exterran Oman Holdings LLC	Wholly owned	United States
Exterran Pakistan (Private) Limited	Wholly owned	Pakistan
Exterran Peru S.R.L.	Wholly owned	Peru
Exterran Services (UK) Ltd.	Wholly owned	United Kingdom
Exterran Services B.V.	Wholly owned	Netherlands
Exterran Servicos de Oleo e Gas Ltda.	Wholly owned	Brazil
Exterran Trinidad LLC	Wholly owned	United States

Exterran Water Solutions ULC	Wholly owned	Canada
ExterranEnergy Solutions Ecuador Cia. Ltda.	Wholly owned	Ecuador
Gas Conditioning of Mexico, S. de R.L. de C.V.	Wholly owned	Mexico
H.C.C. Compressor de Venezuela, C.A.	Wholly owned	Venezuela
Hanover Cayman Limited	Wholly owned	Cayman Islands
LLC Exterran Vostok	Wholly owned	Russia
Production Operators Cayman Inc.	Wholly owned	Cayman Islands
PT. Exterran Indonesia	Wholly owned	Indonesia
Quimex Sarl	Wholly owned	Switzerland
Quimex Tunisia Sarl	Wholly owned	Tunisia
UCI GP LLC	Wholly owned	United States
UCO Compression Holding, L.L.C.	Wholly owned	United States
Universal Compression International Holdings, B.V.	Wholly owned	Netherlands
Universal Compression International Ltd.	Wholly owned	Cayman Islands
Universal Compression International, L.P.	Wholly owned	United States
Universal Compression Services, LLC	Wholly owned	United States